Exhibit 99.3

GENERAL ELECTRIC COMPANY (“GE”)

5,944,250 Shares of GE 5.00% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D (Liquidation Preference $1,000 per Share)

for

2,777,625 Shares of GE 4.00% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A (Liquidation Preference $1,000 per Share)

2,072,525 Shares of GE 4.10% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B (Liquidation Preference $1,000 per Share)

1,094,100 Shares of GE 4.20% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C (Liquidation Preference $1,000 per Share)

Pursuant to the Prospectus dated December 18, 2015

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON JANUARY 19, 2016, UNLESS THE OFFER IS EXTENDED OR TERMINATED. SUCH DATE OR, IF THE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE “EXPIRATION DATE.” SHARES OF SERIES A, SERIES B AND SERIES C PREFERRED STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

To Our Clients:

Enclosed for your consideration are the prospectus dated December 18, 2015 (the “Prospectus”) and the related Letter of Transmittal (the “Letter of Transmittal”), including instructions therefor, for tendering shares of GE (i) 4.00% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”), (ii) 4.10% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B (“Series B Preferred Stock”) and (iii) 4.20% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C, which we refer to collectively as the “Old Preferred Stock,” which collectively constitute the offer by GE to exchange up to 5,944,250 shares of GE 5.00% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D.

We are the holder of record (directly or indirectly) of shares of Old Preferred Stock held for your account. As such, a tender of such shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares of Old Preferred Stock held by us for your account.

Please instruct us as to whether you wish us to tender any or all of the shares of Old Preferred Stock held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus.

Your attention is directed to the following:

1. GE is offering to exchange one share of New Preferred Stock for each share of Old Preferred Stock that is validly tendered and not validly withdrawn prior to the expiration of the exchange offer. In addition, GE will pay each holder of the Series A Preferred Stock a cash payment of $10.00 per share of Series A Preferred Stock that is validly tendered (and not validly withdrawn) by such holder and accepted in the exchange offer and each holder of the Series B Preferred Stock a cash payment of $5.00 per share of Series B Preferred Stock that is validly tendered (and not validly withdrawn) by such holder and accepted in the exchange offer. Participating holders tendering Old Preferred Stock that we accept will also receive a cash payment equivalent to a dividend accruing at the 5.00% per annum fixed dividend rate of the New Preferred Stock from December 15, 2015 to the completion of the exchange offer.

GE will not indemnify any individual shareholder for any taxes that may be incurred in connection with the exchange offer.

2. Upon the terms and subject to the conditions set forth in the Prospectus, tendering shareholders whose shares of Old Preferred Stock are accepted by GE pursuant to the exchange offer will receive New Preferred Stock.

3. GE’s obligation to exchange shares of New Preferred Stock for shares of Old Preferred Stock is subject to certain conditions, as described in the Prospectus, which you should read carefully and in its entirety.

4. Shares of Old Preferred Stock tendered pursuant to the exchange offer may be withdrawn at any time before 12:00 midnight, New York City time, at the end of the day on the expiration date of the exchange offer (currently expected to be January 19, 2016) and, unless GE has previously accepted them pursuant to the exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the exchange offer. Once GE accepts shares of Old Preferred Stock pursuant to the exchange offer, your tender is irrevocable.

5. Tendering shareholders who fail to complete and sign the IRS Form W-9 provided in the Letter of Transmittal or complete and sign an appropriate IRS Form W-8, as applicable, may be subject to required U.S. federal backup withholding applicable to the cash payable to such shareholder or other payee pursuant to the exchange offer.

The exchange offer is made solely by means of the Prospectus and the enclosed Letter of Transmittal and is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of Old Preferred Stock in any jurisdiction in which the offer, sale or exchange is not permitted. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by the exchange offer are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the exchange offer presented does not extend to you.

If you wish to have us tender any or all of your shares of Old Preferred Stock please complete, sign, detach and return to us the instruction form on the reverse side of this letter. An envelope to return to us your instruction form is enclosed. If you authorize the tender of your shares of Old Preferred Stock all such shares will be tendered unless otherwise specified on the instruction form. Your instruction form should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration date of the exchange offer.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON JANUARY 19, 2016, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED.

Instructions with Respect to

GENERAL ELECTRIC COMPANY (“GE”)

Offer to Exchange up to 5,944,250 Shares of GE 5.00% Fixed-to-Floating Rate

Non-Cumulative Perpetual Preferred Stock, Series D

(Liquidation Preference $1,000 per Share)

for

2,777,625 Shares of GE 4.00% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A (Liquidation Preference $1,000 per Share)

2,072,525 Shares of GE 4.10% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B (Liquidation Preference $1,000 per Share)

1,094,100 Shares of GE 4.20% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C (Liquidation Preference $1,000 per Share)

The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus dated December 18, 2015 (the “Prospectus”) and the related Letter of Transmittal in connection with the offer by GE to exchange up to 5,944,250 shares of GE 5.00% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D.

This instructs you to tender the number of shares of GE (i) 4.00% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, (ii) 4.10% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B and/or (iii) 4.20% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C, which we refer to collectively as the “Old Preferred Stock,” indicated below (or if no number is indicated below, all shares of Old Preferred Stock held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal furnished to the undersigned.

Account Number:

Number of shares of Old Preferred Stock to be tendered*:	Series A:

Series B:

Series C:

Dated:

Signature(s)

Please type or print name(s)

Please type or print address

Area Code and Telephone Number

Tax Identification or Social Security Number(s)

(If you do not have a Tax Identification or Social Security Number, please enter four zeros (0000).)

*	Unless otherwise indicated, it will be assumed that all shares of Old Preferred Stock we hold for your account are to be tendered.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE EXCHANGE AGENT, THE INFORMATION AGENT, THE DEALER-MANAGER OR GENERAL ELECTRIC COMPANY. DELIVERY TO ANY OF SUCH OTHER PERSONS WILL NOT CONSTITUTE A VALID DELIVERY.